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                                                                EXHIBIT 10.19(a)


                                  BANKATLANTIC
                        SPLIT DOLLAR LIFE INSURANCE PLAN



                                   ARTICLE I

                            ESTABLISHMENT AND PURPOSE

         This Plan is established for the benefit of selected key Employees and shall be known as the "BankAtlantic Split Dollar Life Insurance Plan." The purpose of the Plan is to provide employer sponsored split dollar life insurance benefits in order to recruit and to retain selected key Employees of the Bank. The Plan shall be effective as of March 1, 1996.

                                   ARTICLE II

                                   DEFINITIONS

         The following words and phrases as used in the Plan have the following meanings:

         2.1 "AGREEMENT" means a Split Dollar Insurance Agreement in the form approved by the Bank.

         2.2 "BANK" means BankAtlantic, a Federal Savings Bank, which has its principal place of business in Fort Lauderdale, Florida and any organization that is a successor thereto.

         2.3 "BOARD" (or "Board of Directors") means the present and any succeeding Board of Directors of the Bank or the Compensation Committee of said Board which shall have the authority of said Board with respect to the Plan.

         2.4 "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

         2.5 "EMPLOYEE" means an employee of the Bank or a Participating Entity
(a) who is designated in writing by the Plan Administrator to participate in the Plan and (b) on whose life the Bank is able to purchase a Policy on terms and at a cost that are acceptable to the Bank in its sole discretion.

         2.6 "PARTICIPANT" means either an Employee or, if the Employee so elects and the Bank consents, the trustee or trustees of a trust established by the Employee.




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         2.7 "PARTICIPATING ENTITY" means an entity designated as such in writing by the Plan Administrator.

         2.8 "PLAN" means the "BankAtlantic Split Dollar Life Insurance Plan" as set forth herein and as amended from time to time.

         2.9 "PLAN ADMINISTRATOR" means the Bank, provided, however, that the Bank may delegate its administrative duties under the Plan to the Plan Committee.

         2.10 "PLAN COMMITTEE" means the Committee appointed by the Board for the purpose of administering the Plan.

         2.11 "PLAN YEAR" means the calendar year; provided that records with respect to each individual policy under the Plan shall be maintained on the basis of the applicable policy year.

         2.12 "POLICY" means a life insurance policy issued by an insurance company designated by the Bank on the life of the Employee.

                                  ARTICLE III

                          ELIGIBILITY AND PARTICIPATION

         3.1 ELIGIBILITY. An Employee or Participant shall be eligible to participate in the Plan upon written designation of the Plan Administrator.

         3.2 AGREEMENTS. In order to participate in the Plan, a Participant shall enter into an agreement with the Bank (the "Agreement") and, where appropriate, execute an assignment of the Policy as collateral (the "Collateral Assignment") in favor of the Bank on such terms as shall be determined by the Bank in its sole discretion. The Agreement and, where appropriate, the Collateral Assignment are hereby incorporated into and made a part of the Plan. The Participant's participation may, in the discretion of the Bank, be conditioned on the Employee's effective waiver of certain Bank provided welfare benefits.

         3.3 POLICY. Each Agreement shall provide for the purchase of a Policy from an insurance company. Both the identity of the insurance company and the terms of the Policy shall be determined by the Bank in its sole discretion.

         3.4 BENEFITS. All benefits paid under the Plan in respect of a Participant shall be determined by the terms of the applicable Agreement.



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         3.5 MULTIPLE AGREEMENTS. The Bank and a Participant may enter into more than one Agreement pursuant to the Plan and any such Agreement may cover one or more Policies.

         3.6 EMPLOYEE CONTRIBUTIONS. Any contribution by an Employee toward the purchase of a Policy under the terms of an Agreement will be voluntary on the part of the Employee and will be made on an after-tax basis, i.e., the Employee will be fully taxable on the amount of such contribution for income and employment tax purposes.

                                   ARTICLE IV

                                 ADMINISTRATION

         4.1 IN GENERAL. The Plan shall be administered by the Plan Administrator, who shall be the Plan's named fiduciary and shall have authority to delegate administrative duties and powers to the Plan Committee.

         4.2 EXPENSES. The expenses incident to the operation of the Plan, including the compensating of attorneys, advisors, actuaries, and such other persons providing technical and clerical assistance to the Bank as may be required, shall be paid by the Bank.

         4.3 POWERS OF THE PLAN ADMINISTRATOR. In addition to any implied powers and duties that may be needed to carry out the provisions of the Plan, the Agreement and, where appropriate, the Collateral Assignment, the Plan Administrator, acting itself or through the Plan Committee, shall have the following specific powers and duties in its sole discretion:

                  (a) To make and enforce such rules and regulations as it shall deem necessary or proper for the efficient administration of the Plan;

                  (b) To interpret the Plan and to decide any and all matters arising hereunder, including the right to remedy possible ambiguities, inconsistencies, or omissions; provided that all such interpretations and decisions shall be applied in a uniform and nondiscriminatory manner to all persons similarly situated;

                  (c) To compute the amount of benefits that shall be payable to any Participant in accordance with the provisions of the Plan;

                  (d) To appoint other persons to carry out such ministerial responsibilities under the Plan as it may determine; and

                  (e) To employ one or more persons to render advice with respect to any of its responsibilities under the Plan.




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         4.4 FINALITY. To the extent permitted by applicable law, determinations by the Plan Administrator or the Plan Committee and any interpretation, rule or decision adopted by the Plan Administrator or the Plan Committee under the Plan, the Agreement, or the Collateral Assignment or in carrying out or administering the Plan shall be final and binding for all purposes and upon all interested persons, their heirs and personal representatives.

         4.5 BENEFIT CLAIMS PROCEDURE. A claim for a benefit under the Plan by any person shall be filed in the manner and governed by the procedures set forth in the Agreement, which procedures are incorporated herein by reference.


                                   ARTICLE V

                            AMENDMENT AND TERMINATION

         5.1 AMENDMENT AND TERMINATION. The Bank may modify, amend, suspend or terminate the Plan at any time. Provided, however, no such modification, amendment, suspension or termination shall affect any Agreement executed pursuant to this Plan. Any such Agreement may be amended or terminated only in accordance with its terms.

         5.2 MERGER OR CONSOLIDATION. In the event of a merger or a consolidation by the Bank with another corporation, or the acquisition of substantially all of the assets or outstanding stock of the Bank by another corporation, then and in such event the obligations and responsibilities of the Bank under this Plan and any Agreement shall be assumed by any such successor or acquiring corporation, and all of the rights, privileges and benefits of the Participant under this Plan and any Agreement shall continue.

                                   ARTICLE VI

                                  MISCELLANEOUS

         6.1 INCAPACITY. If the Plan Administrator acting itself or through the Plan Committee determines that any person entitled to benefits hereunder is unable to care for his affairs because of illness or accident, any payment due (unless a duly qualified guardian or other legal representative has been appointed) may be paid for the benefit of such person to his spouse, parent,




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brother, sister or other party deemed by the Plan Administrator to have incurred expenses for such person.

         6.2 REQUIRED INFORMATION. Any person eligible to receive benefits hereunder shall furnish to the Plan Administrator any information or proof requested by the Plan Administrator and reasonably required for the proper administration of the Plan. Failure on the part of any person to comply with any such request within a reasonable period of time shall be sufficient grounds for delay in the payment of any benefits due under the Plan until such information or proof is received by the Plan Administrator. If any person claiming benefits under the Plan makes a false statement that is material to such person's claim for benefits, the Bank may offset against future payments any amount paid to such person to which such person was not entitled under the provisions of the Plan.

         6.3 POLICY CLAIMS. Any claim for benefits under a Policy shall be subject to and governed by the terms of the Policy.

         6.4 NO RIGHT TO EMPLOYMENT. Nothing in this Plan or any Agreement shall be deemed to constitute a contract of employment or to give any Employee the right to be retained in the service of the Bank or a Participating Entity or to interfere with the right of the Bank or a Participating Entity to discharge any Employee at any time without regard to the effect that such discharge may have upon the Employee under the Plan.

         6.5 WITHHOLDING TAXES. The Plan Administrator may make any appropriate arrangements to deduct from all amounts paid under the Plan any taxes required to be withheld by any government or government agency. The Employee shall pay all taxes resulting from the Employee's participation in the Plan and the benefits provided under the Plan to the extent that no taxes are withheld, irrespective of whether withholding is required.

         6.6 NO REPRESENTATIONS CONCERNING TAX CONSEQUENCES. The tax consequences to be provided by this Plan are subject to government rulings, regulations and application of the tax laws by the Internal Revenue Service. The Bank makes no representation that any particular tax consequence will result through participation in this Plan.

         6.7 INDEMNIFICATION OF PLAN COMMITTEE. The Bank shall indemnify, to the full extent permitted by law, each person made or threatened to be made a party to any civil or criminal action or proceeding by reasons of the fact that he is or was a member of the Plan Committee.

         6.8 GENDER AND NUMBER. In order to shorten and to improve the understandability of the Plan document by eliminating usage of such phrases as "his or her" and "Participating Bank," any masculine terminology herein shall also include the feminine and neuter, and the definition of any term herein in the singular shall also include the plural, except when otherwise indicated by the context.

         6.9 HEADINGS. Any headings used in this instrument are for convenience of reference only and are to be ignored in the construction of any provision hereof.




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         6.10 SEVERABILITY. If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

         6.11 GOVERNING LAW; VENUE; LIMITATIONS PERIOD. The Plan shall be construed in accordance with the laws of the State of Florida to the extent not preempted by ERISA. Any legal action or proceeding hereunder may be brought only following exhaustion of the Employee's administrative remedies and within a period of three years from the date the claim was incurred, unless other applicable law would permit a longer period of time within which to bring an action. Any such legal action or proceeding may be initiated only in Dade or Broward County, Florida.

         IN WITNESS WHEREOF, BankAtlantic, a Federal Savings Bank, has caused this Plan to be signed by its duly authorized officer and duly attested effective as of the date provided above.

                                       BANKATLANTIC, A FEDERAL
ATTEST:                                SAVINGS BANK

(CORPORATE SEAL)
                                       By:
                                           -------------------------------------
                                           John P. O'Neill
By:
    --------------------------------
    Secretary






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